Exhibit 10.25

Contract No:30241000056

Contract for loans of working capital

(2021 edition)

Special Reminder: This contract is negotiated and concluded by both parties on an equal and voluntary basis in accordance with the law. All terms of the contract represent the true intentions of both parties. In order to safeguard the legitimate rights and interests of the borrower, the lender hereby requests the borrower to pay full attention to all clauses related to the rights and obligations of both parties, especially the bolded parts.

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Lender: Industrial and Commercial Bank of China Limited Shanghai Zhangjiang Technology Branch

Person in charge: Lin Zhiqiao Contact person: Li Siyang

Address: 2nd Floor, 268 Xiangke Road, Pudong New Area, Shanghai

Postal Code: 201210

Phone: 021-38188076 Fax:/Email: lisiyang_zj@sh.icbc.com.cn

Borrower: CLPS Shanghai Co., Ltd.

Legal representative: Yang Xiaofeng Contact person: Yang Rui Mobile number: 18621327026

Address: 2nd Floor, Building 18, 498 Guoshoujing Road, Zhangjiang High tech Park, Pudong New Area, Shanghai

Postal Code: 201210

Phone: 18621327026 Fax:/Email: rita.yang@clpsglobal.com

[Please ensure that the borrower accurately and completely fills in the above information to ensure timely delivery of relevant notices and legal documents in the future.]

The borrower and lender have reached an agreement through equal consultation on the matter of the lender granting the loan to the borrower, and hereby enter into this contract.

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Part I Basic Agreement

Article 1 Purpose of Loan

The loan under this contract shall be used for the following purposes. Without the written consent of the lender, the borrower shall not use the loan for other purposes, and the lender has the right to supervise the use of the funds.

Purpose of Loan: Daily Operating Turnover

Article 2 Loan Amount and Term

2.1 The currency of the loan under this contract is RMB, and the amount is 19,900,000.00 (in words: nineteen million nine hundred thousand yuan) (in case of inconsistency between uppercase and lowercase, the uppercase shall prevail).

2.2 The loan term of this contract is 12 months, starting from the first withdrawal date under this contract.

2.3 For each withdrawal, the withdrawal date shall be the actual date when the loan funds are transferred to the loan account, and the maturity date shall be the repayment date recorded on the loan receipt (for installment repayment, the maturity date shall be executed according to this contract or the repayment plan agreed upon by both parties), and the repayment date of any withdrawal shall not exceed the loan term of this contract.

Article 3 Interest Rate, Interest and Fees

3.1 [Method for Determining RMB Loan Interest Rate]

The interest rate for RMB loans shall be determined in the following manner:

The interest rate for each loan is determined by adding a floating point to the pricing benchmark, where the pricing benchmark is the one-year (1-year/5-year or more) loan market quoted interest rate (LPR) published by the National Interbank Funding Center on the working day before the effective date of each loan contract (withdrawal date/contract effective date) (the first interest rate determination date), and the floating point is minus (plus/minus) 85 basis points (one basis point is 0.01%, the same below). The interest rate spread remains unchanged during the loan term. For withdrawals made in installments, the interest rate for each withdrawal is calculated separately. If the National Interbank Funding Center does not publish the corresponding loan market quoted interest rate for the period one working day before the interest rate determination date, the loan market quoted interest rate published by the National Interbank Funding Center on the next working day shall prevail, and so on. After the first interest rate determination date, regardless of whether withdrawals have been made at that time, the loan interest rate should be adjusted in the following A (A/B) ways:

A、 Calculate interest in segments based on a period of 12 (1/3/6/12) months, with adjustments made for each period. On the corresponding day after the first interest rate determination date for the second and subsequent periods, the lender shall adjust the loan interest rate based on the loan market quoted interest rate and floating point number for the aforementioned period published by the National Interbank Funding Center on the previous working day. If there is no date corresponding to the first interest rate determination date in the month of adjustment, the last day of that month shall be taken as the corresponding date.

B、 Not adjusted throughout the entire loan term.

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3.2 [Method for Determining Foreign Currency Loan Interest Rates]

The interest rate for foreign currency loans shall be determined in the following/(1/2/3) ways:

(1) Fixed interest rate, with an annual interest rate of/%, and the interest rate remains unchanged during the validity period of the contract.

(2) Term interest rate, the interest rate for each loan is determined by the margin of the pricing benchmark, where the pricing benchmark is for each loan/(withdrawal date/contract effective date) (the first interest rate determination date), and the applicable term variety is/(week/month/year)/(SOFR term interest rate/ONIA term interest rate/EURIBOR term interest rate/TORF term interest rate, etc.), with a margin of/(plus/minus)/basis point (one basis point is 0.01%). The interest rate spread remains unchanged during the loan term. For withdrawals made in installments, the interest rate for each withdrawal is calculated separately. After the first interest rate determination date, regardless of whether withdrawals have been made at that time, the loan interest rate shall be adjusted according to the following/(A/B/C) method, and interest shall be calculated in segments:

A、 Take/(1/3/6/12) months as one period, adjust one period at a time. The interest rate determination date for the second and subsequent periods shall be adjusted based on the pricing benchmark and interest rate spread applicable on the corresponding date after the first interest rate determination date. If there is no date corresponding to the first interest rate determination date in the adjustment month, the last day of that month shall be taken as the corresponding date.

B、 The first day of each interest period (i.e. the day after the end of the previous interest period) is used as the interest rate determination date, and from that day on, the loan interest rate is adjusted based on the pricing benchmark and spread applicable on that day.

C、 Not adjusted throughout the entire loan term.

On the aforementioned interest rate determination date, the applicable pricing benchmark shall be determined in accordance with the relevant rules in Article 1.1 of Part II.

(3) Floating overnight interest rate, the loan interest rate is priced based on the overnight financing rate applicable to the borrowing currency on each interest day during the interest period (referring to the withdrawal date and each subsequent natural day)/(SOFR/SONIA/€ STR/SARON or TONA, etc.). The interest rate spread of plus/minus basis points is determined, and the interest rate spread remains unchanged during the loan term. Subsequent lenders shall determine the interest rate for each interest date based on the applicable pricing benchmark and the aforementioned interest rate spread. The first interest rate determination date is the withdrawal date for each loan, and the subsequent interest rate determination date is every interest calculation day after the first interest rate determination date. Calculate loan interest using a combination of simple interest and compound interest.

On the aforementioned interest rate determination date, the applicable pricing benchmark shall be determined in accordance with the relevant rules in Article 1.1 of Part II.

3.3 The loan under this contract shall accrue interest on a daily basis and quarterly (monthly/quarterly/semi annual) basis from the actual withdrawal date. When the loan expires, the remaining unpaid interest will be settled together with the principal. When the borrowing currency is GBP, AUD, CAD, SGD or HKD, the daily interest rate on each interest day is equal to the annual interest rate divided by 365; For other currencies, the daily interest rate on each interest day is equal to the annual interest rate divided by 360.

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3.4 If the loan currency is RMB, the overdue penalty interest rate under this contract shall be determined by adding 30% to the original loan interest rate; If the loan currency is foreign currency, the overdue penalty interest rate under this contract shall be determined by adding/basis point to the original loan interest rate (one basis point is 0.01%). The penalty interest rate for misappropriating loans shall be determined by adding 50% to the original loan interest rate.

3.5 In addition to interest, for loans that the borrower has not yet withdrawn, the borrower shall also pay a commitment fee to the lender. The commitment fee shall be paid according to the difference between the loan amount agreed in Article 2 and the borrower's withdrawal amount (daily average balance during the billing period), and the annual fee rate of/‰, in the following/(1/2) way:

(1) Make a one-time payment to the lender on the expiration date of the billing cycle.

(2) After this contract comes into effect, payments shall be made to the lender in installments on the 20th of each month, quarter, or half year until the billing period expires.

If the loan under this contract is reusable, the billing cycle refers to the period of use of the revolving loan limit; If the loan under this contract is not reusable, the billing cycle refers to the period between the date of signing this contract and the withdrawal date of the last loan as stipulated in Article 4.

If the commitment fee is paid in installments, if the borrower fails to pay the commitment fee on time, the lender has the right to stop issuing the loan or partially or completely cancel the borrower's outstanding amount.

Article 4 Withdrawal (not applicable to revolving loans)

4.1 The borrower shall withdraw funds according to the actual demand for use, using the second (1/2/3) method as follows:

(1) Make a one-time withdrawal of the loan before/year/month/day;

(2) From the effective date of this contract until April 18, 2024, one or more withdrawals of the loan shall be made;

(3) Withdraw in installments according to the following schedule. If the borrower needs to change the withdrawal time or amount based on the progress of the disbursement, they shall obtain the consent of the lender, but the borrower shall withdraw the loan no later than/year/month/day.

Withdrawal time	Withdrawal amount
/	/
/	/
/	/

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4.2 If the borrower fails to withdraw the loan as agreed, the lender has the right to partially or completely cancel the loan that the borrower has not withdrawn.

Article 5 Repayment

5.1 The borrower shall repay the loan under this contract in one (1/2) of the following ways:

(1) The loan will be repaid in one lump sum upon maturity.

(2) Repay in installments according to the following repayment plan (if there are many contents, please attach a separate page). If the interest rate is determined by the floating overnight interest rate in Article 3.2 (3) of Part I, the equal principal and interest repayment method cannot be used to repay principal and interest.

Planned repayment time	Planned repayment amount
/	/
/	/

5.2 If the loan under this contract falls under the following circumstances, the borrower shall immediately repay the loan after the corresponding funds are in place. Therefore, if early repayment occurs, the borrower shall not be required to pay a penalty for early repayment:

_______/_________________________________________________________________

_______/_________________________________________________________________

5.3 Except for the circumstances stipulated in Article 5.2, if the borrower repays the loan in advance, they shall pay a prepayment penalty to the lender. The prepayment penalty shall be calculated according to the following standard: prepayment amount x remaining loan term (months) x/‰. If the remaining loan months are less than one month, it shall be calculated as one month.

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Article 6 Special Agreement on Revolving Loans (Optional Clause, this clause does not apply (Applicable/Not Applicable))

6.1 The loan under this contract can be used in a revolving manner. The loan amount mentioned in Article 2 above and the loan term of this contract are the revolving loan limit and the term of use of the revolving loan limit. The term of use of the revolving loan limit shall be calculated from the effective date of this contract.

6.2 The interest rate for RMB revolving loans is determined by the pricing benchmark plus floating points. The pricing benchmark refers to the loan market quoted interest rate (LPR) of the relevant term variety published by the National Interbank Funding Center on the working day before the withdrawal date. The loan market quoted interest rate (LPR) and the added or subtracted floating points of each term variety are determined based on the loan term in the table below, with the unit of added or subtracted points being the basis point. Specifically:

Loan term range	Corresponding loan market quoted interest rate (LPR) term variety	Add and subtract points
/	/	/
/	/	/
/	/	/
/	/	/

If the National Interbank Funding Center does not announce the corresponding loan market quoted interest rate for the period one working day before the withdrawal date, the loan market quoted interest rate announced by the National Interbank Funding Center on the next working day shall prevail, and so on.

6.3 If the loan under this contract is reusable, from the date of signing this contract, if the borrower fails to make any withdrawals for consecutive months, the lender has the right to cancel the revolving loan limit.

Article 7 Guarantee

If the loan guarantee under this contract is the maximum amount guarantee, the corresponding maximum amount guarantee contract is/(1/2/3, multiple choices are allowed):

(1) Maximum Guarantee Contract (No.:/)

Guarantor:/

(2) Maximum Mortgage Contract (No.:/)

Mortgagor:/

(3) Maximum Pledge Contract (No.:/)

Pledger:/

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Article 8 Financial Agreement (Optional Clause, this clause applies (Applicable/Not Applicable))

During the validity period of this contract, the borrower shall comply with the following financial indicators:

(1) The asset liability ratio shall not exceed 60%;

(2) Total amount of working capital loans/operating income in the past four quarters ≤ 30%;

(3) The annual profit and net cash flow from operating activities are positive.

Article 9 Dispute Resolution

The dispute resolution method under this contract is 2 (1/2):

(1) Submit the dispute to the arbitration committee in accordance with the effective arbitration rules of the committee at the time of submitting the arbitration application, arbitration shall be conducted at/(place of arbitration). The arbitration award is final and binding on both parties.

(2) Resolve through litigation in the court where the lender is located.

Article 10 Other

10.1 This contract is made in duplicate, with the borrower, lender, and/or each holding one copy, and both copies have equal legal effect.

10.2 The following attachments and other attachments jointly confirmed by both parties constitute an integral part of this contract and have the same legal effect as this contract:

Attachment 1: Withdrawal Notice (Format)

Attachment 2: Entrusted Payment Agreement

Attachment 3: Account Supervision Agreement

Article 11 Other matters agreed upon by both parties

11.1 The borrower undertakes not to distribute dividends or bonuses in any form if there are outstanding principal, interest, and other payable amounts due (including those declared immediately due) under the loan contract, or if the borrower fails to reserve current principal and interest in the designated repayment account of the lender.

11.2 The borrower undertakes not to distribute dividends and bonuses in any form without the written consent of the lender.

11.3 Borrower's Commitment: Other banks' newly added financing conditions of the same type shall not be superior to those of the lender, and the borrower's sales return rate to the lender shall not be lower than the lender's financing interbank proportion.

11.4 Without the written consent of the lender, the borrower shall not use its valid operating assets to set up collateral or provide guarantees to external parties. The borrower shall regularly report the external guarantee situation to the lender and promise that the information and external guarantee amount provided to the lender are complete, true, and accurate. When the borrower's financial indicators during the loan term are lower than the previously agreed upon indicators with the lender, the lender has the right to announce the early maturity of the loan, stop issuing outstanding loans, require the borrower to repay part or all of the loans already issued in advance, or require the borrower to provide legal and effective guarantees recognized by the lender.

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11.5 If the borrower breaches any financing contract signed with a financial institution, it shall constitute a breach of this contract, and the lender shall have the right to declare the principal debt of the loan to be due in advance.

11.6 If the borrower violates its commitments to the lender, it shall be deemed as a breach of this contract, and the lender shall have the right to declare the contract to expire early and hold the borrower liable for breach of contract.

Part II Specific Terms and Conditions

Article 1 Interest Rate and Interest

1.1 If the loan currency is foreign currency and the term interest rate or floating overnight interest rate method is selected for pricing, the pricing benchmark applicable on the interest rate determination date (T day, if the interest rate determination date is not a working day, the nearest working day before it shall be taken as T day) shall be the interest rate value for T-N working days corresponding to the pricing benchmark agreed upon in this contract displayed on the terminal page of Refinitiv or Bloomberg Financial Telecommunication. If the interest rate pricing benchmark is negative, execute it as zero. The above-mentioned working days refer to the local working days of the loan currency pricing benchmark management institution. For the applicable term interest rate, the value of N is 2; For floating overnight rates, the value of N is 5.

For the avoidance of doubt, the SOFR term interest rate agreed upon in this contract refers to the SOFR term interest rate published by the Chicago Mercantile Exchange (CME) as recognized by the Alternative Interest Rate Committee (ARRC) in the United States; The SONIA term interest rate agreed upon in this contract refers to the SONIA term interest rate published by Refinitiv.

If there is a significant change in the pricing benchmark, it shall be handled in accordance with the effective market rules at that time. If the lender requests the borrower to sign a supplementary agreement on relevant matters at that time, the borrower should cooperate.

1.2 If the loan under this contract adopts a floating interest rate, the interest rate adjustment rules shall still be implemented in the original manner after the loan is overdue.

1.3 For loans with monthly interest payments, the interest payment date is on the 20th of each month; For quarterly interest settlement, the interest settlement date is on the 20th day of the last month of each quarter; For interest payments made every six months, the payment dates are June 20th and December 20th each year.

1.4 The first interest period is from the actual withdrawal date of the borrower to the first interest settlement date; The last interest period is from the day after the end of the previous interest period to the final repayment date; The remaining interest periods are from the day after the end of the previous interest period to the next interest settlement date.

1.5 Loan interest=Loan principal x Daily interest rate x Actual usage days.

If the interest rate is determined using the method specified in Article 3.2 (3) of Part I of this contract and the loan interest is calculated through a combination of simple interest and compound interest, the interest calculation rule is as follows: for the portion calculated based on the pricing benchmark, the interest for each working day is calculated as follows: (loan principal+total amount of interest owed up to the previous natural day) multiplied by the benchmark interest rate applicable on that day; The interest on this portion of non working days is the same as the interest on the most recent working day before, but if there is a change in the loan principal, the interest on this portion should be adjusted accordingly according to the above formula. The portion calculated based on the spread is calculated using simple interest method. The working days referred to in this article refer to the local working days of the borrowing currency pricing benchmark management institution.

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If the equal principal and interest repayment method is adopted, the calculation formula for principal and interest repayment should be as follows:

Principle*Period interest rate*

Total principal and interest for each period = (1+Period interest rate)Number of repayment periods

(1+Period interest rate)Number of repayment periods-1

1.6 If the People's Bank of China adjusts the loan interest rate determination method and is applicable to the loan under this contract, the relevant provisions of the People's Bank of China shall prevail, and the lender will not notify the borrower otherwise.

1.7 At the time of signing this contract, if the loan interest rate is determined to be reduced by a certain basis point according to the loan market quotation rate (LPR) published by the National Interbank Funding Center, the lender has the right to re evaluate the interest rate discount given to the borrower annually. Based on national policies, the borrower's credit status, and changes in loan guarantees, the lender may decide to cancel all or part of the interest rate discount given to the borrower at their own discretion and notify the borrower in a timely manner.

1.8 Unless otherwise specified, the loan interest rate in this contract is calculated using the simple interest method and is an annualized interest rate.

Article 2 Loan disbursement and payment

2.1 The borrower must meet the following conditions before withdrawing the loan, otherwise the lender has no obligation to release any funds to the borrower, except for the lender agreeing to release the funds in advance:

(1) Except for credit loans, the borrower has provided corresponding guarantees as requested by the lender and has completed the relevant guarantee procedures;

(2) No breach of contract has occurred under this contract or any other contract signed between the borrower and the lender;

(3) The provided loan purpose proof materials are consistent with the agreed purpose;

(4) Submit other documents required by the lender.

2.2 The written documents provided by the borrower to the lender when withdrawing funds must be original documents; If the original document cannot be provided, a copy stamped with the borrower's official seal can be provided with the lender's consent.

2.3 The borrower shall submit a withdrawal notice to the lender at least 5 working days in advance when applying for withdrawal. Once the withdrawal notice is submitted, it cannot be revoked without the written consent of the lender. The borrower shall affix the borrower's official seal or financial seal on the promissory note in accordance with the reserved account seal specified in the withdrawal notice. The borrower hereby confirms that if the reserved seal contains both the official seal and the financial special seal, and one or more seals are affixed to the promissory note, it is a valid promissory note.

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2.4 If the lender approves the borrower's withdrawal after review, the lender shall transfer the loan to the designated borrower's account, which shall be deemed that the lender has disbursed the loan to the borrower in accordance with the provisions of this contract.

2.5 According to relevant regulatory regulations and lender management requirements, for loans exceeding a certain amount or meeting other conditions, the lender shall adopt the entrusted payment method, and the lender shall pay the loan to the payment object that meets the agreed purpose of this contract based on the borrower's withdrawal application and payment commission. For this purpose, the borrower shall sign a separate entrusted payment agreement with the lender as an attachment to this contract, and open or designate a dedicated account with the lender to handle entrusted payment matters.

Article 3 Repayment

3.1 The borrower shall repay the principal, interest, and other payable amounts of the loan in full and on time as stipulated in this contract. On the repayment date and one bank working day before each interest settlement date, the borrower shall fully deposit the current payable interest, principal, and other payable amounts into the repayment account opened with the lender. The lender has the right to actively collect the payment on the repayment date or interest settlement date, or request the borrower to cooperate in handling the relevant transfer procedures. If the funds in the repayment account are insufficient to pay the borrower's full due amount, the lender has the right to decide the repayment order.

If the repayment account is reported lost, frozen, suspended, or cancelled, or if the borrower needs to change the repayment account, the borrower should go to the lender to handle the procedures for changing the repayment account. Before the change procedures take effect, if the original repayment account is unable to transfer the full amount, the borrower should go to the lender's counter to handle the repayment. If the borrower fails to timely handle the procedures for changing the repayment account or fails to repay at the lender's counter in a timely manner, resulting in the failure to fully repay the due loan principal, interest, and other expenses on time, the borrower shall bear the liability for breach of contract.

3.2 If the borrower applies for early repayment of all or part of the loan, they shall submit a written application to the lender 10 working days in advance, obtain the lender's consent, and pay the early repayment penalty to the lender in accordance with the standards stipulated in this contract.

3.3 If the borrower agrees to make early repayment with the lender's consent, the borrower shall pay the loan principal, interest, and other amounts due and payable according to the terms of this contract from the early repayment date until the early repayment date. Interest will be calculated using a combination of simple interest and compound interest. If the borrower fails to pay the above-mentioned interest when applying for early repayment, the unpaid interest will continue to be calculated according to Article 1.5 of Part II on and after the early repayment date until the interest is fully paid.

3.4 The lender has the right to recover the loan in advance based on the borrower's fund recovery situation.

3.5 If the actual loan term is shortened due to the borrower's early repayment or the lender's early recovery of the loan according to the provisions of this contract, the corresponding interest rate level will not be adjusted and the original loan interest rate will still be applied.

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Article 4 Circular Loan

If the loan under this contract is reusable, during the term of the revolving loan limit, the sum of the borrower's loan balances at any point shall not exceed the revolving loan limit, and the revolving loan limit shall gradually decrease with the repayment arrangement (the repayment amount corresponding to the situation stipulated in Article 5 of Part 1 shall be the revolving loan limit that should be deducted at that time).

Article 5 Guarantee

5.1 Except for credit loans, the borrower shall provide legal and effective guarantees recognized by the lender for the performance of its obligations under this contract. The guarantee contract shall be signed separately.

5.2 In the event of damage, depreciation, property disputes, seizure or attachment of the collateral under this contract, or if the guarantor violates the provisions of the guarantee contract, or if the guarantor's financial condition undergoes adverse changes or other changes that are detrimental to the lender's creditor's rights, the borrower shall promptly notify the lender and provide other guarantees recognized by the lender.

5.3 The lender has the right to regularly or irregularly re evaluate the value of the collateral and the guarantor's guarantee ability. If the evaluation finds that the value of the collateral has decreased or the guarantor's guarantee ability has decreased, the borrower shall provide additional guarantee equivalent to the reduced value or guarantee ability, or may provide other guarantees recognized by the lender.

5.4 If the loan under this contract is secured by pledging accounts receivable, during the validity period of this contract, if any of the following situations occur, the lender has the right to declare the loan to be due in advance, require the borrower to immediately repay part or all of the loan principal and interest, or add legal, effective, and sufficient guarantees recognized by the lender:

(1) The bad debt rate of accounts receivable from the pledger to the payer has been increasing for two consecutive months;

(2) The pledgor of accounts receivable accounts for more than 5% of the balance of accounts receivable owed to the payer that have not yet been collected due;

(3) Trade disputes (including but not limited to disputes over quality, technology, and services) or debt disputes arise between the pledgor of accounts receivable and the payer or other third parties, which may result in the inability to pay the accounts receivable on time.

Article 6 Account Management

6.1 The borrower shall designate a dedicated fund withdrawal account at the lender's location to collect corresponding sales revenue or planned repayment funds. If the corresponding sales revenue is settled in a non cash manner, the borrower shall ensure that the funds are promptly transferred to the fund recovery account upon receipt of the payment.

6.2 The lender has the right to supervise the fund withdrawal account, including but not limited to understanding and monitoring the income and expenditure of funds in the account, and the borrower should cooperate. If requested by the lender, the borrower shall sign a specialized account supervision agreement with the lender.

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Article 7 Representations and warranties

The borrower makes the following representations and warranties to the lender, which shall remain valid during the term of this contract:

7.1 In accordance with the law, the borrower has the qualification and ability to sign and perform this contract.

7.2 The signing of this contract has obtained all necessary authorizations or approvals, and the signing and performance of this contract does not violate the provisions of the company's articles of association and relevant laws and regulations, and does not conflict with the obligations under other contracts that should be undertaken.

7.3 Operate in accordance with laws and regulations, have a good credit status, have paid off other debts on time, and have no malicious behavior of defaulting on bank loan principal and interest.

7.4 There is a sound organizational structure and financial management system, and no major violations or disciplinary actions have occurred in the production and operation process in the past year. The current senior management personnel have no major adverse records.

7.5 All documents and information provided to the lender are true, accurate, complete, and valid, and there are no false records, significant omissions, or misleading statements.

7.6 The financial accounting report provided to the lender is prepared in accordance with Chinese accounting standards, which truthfully, fairly, and completely reflects the borrower's operating conditions and liabilities. Since the latest financial accounting report deadline, the borrower's financial condition has not undergone any significant adverse changes.

7.7 Not concealing from the lender any litigation, arbitration, or claims related to it. There are no ongoing lawsuits, arbitrations, other administrative procedures or claims that may affect the borrower's signing or performance of this contract and the repayment of debts under this contract.

7.8 Not concealing from the lender any events that have occurred or are currently occurring that may affect its financial condition and debt repayment ability.

Article 8 Borrower's Commitment

8.1 The loan shall be withdrawn and used in accordance with the terms and purposes stipulated in this contract. The borrowed funds shall not be used for fixed asset and equity investments, and shall not flow into the securities market, futures market, or other purposes prohibited or restricted by relevant laws and regulations in any form.

8.2 Repay the principal, interest, and other payable amounts of the loan in accordance with the provisions of this contract.

8.3 Accept and actively cooperate with the lender's inspection and supervision of the use of loan funds, including their purpose, through account analysis, voucher inspection, on-site investigation, etc., and regularly summarize and report the use of loan funds as required by the lender.

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8.4 Accept the lender's credit inspection, provide financial accounting information such as balance sheets, income statements, and other materials reflecting the borrower's debt paying ability as requested by the lender, actively assist and cooperate with the lender's investigation, understanding, and supervision of its production, operation, and financial situation.

8.5 If there are outstanding loan principal, interest, and other payable amounts due (including those declared immediately due) under this contract, no dividends or bonuses shall be distributed in any form.

8.6 When carrying out mergers, divisions, capital reductions, equity changes, equity pledges, major asset and debt transfers, major external investments, substantial increases in debt financing, and other actions that may have adverse effects on the rights and interests of the lender, prior written consent from the lender or arrangements satisfactory to the lender shall be made for the realization of the lender's debt.

8.7 In the event of any of the following circumstances, notify the lender promptly:

(1) Changes in the company's articles of association, business scope, registered capital, and legal representative;

(2) Closure, dissolution, liquidation, suspension for rectification, revocation of business license, revocation or application for bankruptcy;

(3) Involving or potentially involving major economic disputes, litigation, arbitration, or property being lawfully seized, detained, or supervised;

(4) Shareholders, directors, and current senior management personnel are suspected of major cases or economic disputes.

8.8 Timely, comprehensively, and accurately disclose related party relationships and related transactions to the lender.

8.9 Promptly sign for all notices sent or otherwise delivered by the lender.

8.10 Do not dispose of its own assets in a way that reduces its ability to repay debts; Providing guarantees to third parties does not harm the rights and interests of the lender.

8.11 If the loan under this contract is disbursed by credit, complete, truthful, and accurate external guarantee information shall be regularly reported to the lender, and an account supervision agreement shall be signed according to the lender's requirements. If providing external guarantees may affect the performance of its obligations under this contract, written consent from the lender is required.

8.12 Bear the expenses incurred by the lender in realizing the creditor's rights under this contract, including but not limited to lawyer fees, auction fees, etc.

8.13 The repayment order of the debts under this contract shall take priority over the borrower's debts to its shareholders, and shall be at least on an equal footing with the borrower's similar debts to other creditors.

8.14 If the borrower's repayment funds (including but not limited to the funds obtained by the lender through deduction or disposal of collateral, etc.) are insufficient to repay all of its debts to the lender under this contract and other contracts, the lender has the right to decide the repayment order.

8.15 Strengthen environmental and social risk management, and accept supervision and inspection from lenders in this regard. As requested by the lender, submit an environmental and social risk report to the lender.

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Article 9 Lender's Commitment

9.1 Issue the loan to the borrower in accordance with the provisions of this contract.

9.2 Keep confidential the non-public information and data provided by the borrower, except as otherwise provided by laws and regulations and as stipulated in this contract.

Article 10 Breach of Contract

10.1 If any of the following circumstances occur, it shall constitute a breach of contract by the borrower:

(1) The borrower fails to repay the principal, interest, and other payable amounts under this contract as agreed, or fails to fulfill any other obligations under this contract, or violates any representations, warranties, or commitments under this contract;

(2) If there is a change in the guarantee under this contract that is unfavorable to the creditor's rights of the lender, or if the guarantor violates the provisions of the guarantee contract and the borrower fails to provide other guarantees recognized by the lender;

(3) If the borrower fails to repay any other debt after maturity (including being declared early due), or fails to perform or violates its obligations under other agreements, which has or may affect the performance of its obligations under this contract;

(4) The borrower's financial indicators such as profitability, debt paying ability, operating ability, and cash flow exceed the agreed standards, or deteriorate, which has or may affect the performance of its obligations under this contract;

(5) The borrower's equity structure, production and operation, external investment, etc. have undergone significant adverse changes that have or may affect the performance of its obligations under this contract;

(6) The borrower is involved or may be involved in major economic disputes, litigation, arbitration, or assets are seized, detained, or enforced, or is lawfully investigated or punished by judicial or administrative authorities, or is exposed by the media for violating relevant national regulations or policies, which has or may affect the performance of its obligations under this contract;

(7) The borrower's main investors, key management personnel, abnormal changes, disappearance, or legal investigation or restriction of personal freedom by judicial authorities have already or may affect the performance of their obligations under this contract;

(8) The borrower uses false contracts with related parties to embezzle funds or credit from the lender through transactions without actual transaction background, or intentionally evades the lender's creditor's rights through related transactions;

(9) The borrower has already or may have ceased operations, dissolved, liquidated, suspended business for rectification, had its business license revoked, been revoked, or applied for bankruptcy;

(10) The borrower has caused liability accidents, major environmental and social risk events due to violations of laws, regulations, regulatory provisions or industry standards related to food safety, safety production, environmental protection and other environmental and social risk management, which have or may affect the performance of its obligations under this contract;

(11) If the loan under this contract is disbursed by credit, and the borrower's credit rating, profitability, asset liability ratio, net cash flow from operating activities, and other indicators do not meet the lender's credit loan conditions; Or the borrower, without the written consent of the lender, sets up mortgage/pledge guarantees or provides external guarantee guarantees with its valid operating assets to others, which has or may affect the performance of its obligations under this contract;

(12) Other circumstances that may adversely affect the realization of the lender's creditor's rights under this contract.

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10.2 If the borrower defaults, the lender has the right to take one or more of the following measures:

(1) Require the borrower to rectify the default behavior within a specified period of time;

(2) Stop issuing loans and other financing funds to the borrower based on this contract and other contracts between the lender and the borrower, and partially or completely cancel the borrower's outstanding loans and other financing funds;

(3) Announce that the outstanding loans and other financing amounts under this contract and other contracts between the lender and borrower shall immediately become due and immediately recover the outstanding payments;

(4) Request the borrower to compensate for the losses caused to the lender due to their breach of contract;

(5) Other measures required by laws and regulations, as stipulated in this contract, or deemed necessary by the lender.

10.3 If the borrower fails to repay the loan upon maturity (including being declared immediately due), the lender shall have the right to charge penalty interest at the penalty interest rate agreed upon in this contract from the date of overdue payment. The interest (including penalty interest) that the borrower fails to pay on time shall be compounded at the overdue penalty interest rate. The interest settlement rules for penalty interest/compound interest shall apply to the interest settlement rules agreed upon in this contract.

10.4 If the borrower fails to use the loan for the purpose specified in this contract, the lender shall have the right to charge penalty interest on the misappropriated portion at the penalty interest rate specified in this contract from the date of misappropriation. The interest (including penalty interest) that is not paid on time during the period of misappropriation shall be compounded at the penalty interest rate specified in this contract. The interest settlement rules for penalty interest/compound interest shall apply to the interest settlement rules agreed upon in this contract.

10.5 If the borrower experiences the situations described in Article 10.3 and 10.4 at the same time, the penalty interest rate shall be determined by the heavier of the two and cannot be imposed simultaneously.

10.6 If the borrower fails to repay the loan principal, interest (including penalty interest and compound interest) or other payable amounts on time, the lender has the right to announce and collect through the media.

10.7 If there is a change in the control or controlled relationship between the borrower's affiliated parties and the borrower, or if the borrower's affiliated parties encounter any other circumstances other than those mentioned in Article 10.1 (1) and (2), which have or may affect the borrower's performance of its obligations under this contract, the lender has the right to take all measures stipulated in this contract.

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Article 11 Automatic Cancellation of Loan Commitment

11.1 If the borrower's credit condition deteriorates, the lender may automatically cancel all commitments to the borrower's outstanding loans without prior notice.

11.2 If the borrower falls under any of the circumstances described in Article 10.1 and 10.7 of Part II of this Agreement, it shall constitute a deterioration of the borrower's credit condition.

Article 12 Deduction

12.1 If the borrower fails to repay the debts due (including those declared immediately due) under this contract as agreed, the borrower agrees that the lender shall deduct the corresponding amount from all domestic and foreign currency accounts opened by the borrower at Industrial and Commercial Bank of China for repayment until all debts under this contract are fully repaid.

12.2 If the deducted amount is inconsistent with the currency of this contract, it shall be converted at the exchange rate applicable to the lender on the deduction date. The interest and other expenses incurred during the period from the deduction date to the repayment date (the date when the lender converts the deducted amount into the currency of this contract and actually repays the debt under this contract in accordance with national foreign exchange management policies), as well as the difference caused by exchange rate fluctuations during this period, shall be borne by the borrower.

Article 13 Transfer of Rights and Obligations

13.1 The lender has the right to transfer part or all of its rights under this contract to a third party, and the lender's transfer does not require the borrower's consent. Without the written consent of the lender, the borrower shall not transfer any of its rights and obligations under this contract.

13.2 The lender or Industrial and Commercial Bank of China Limited ("ICBC") may authorize or entrust other branches of ICBC to perform the rights and obligations under this contract according to the needs of business management, or transfer the loan claims under this contract to other branches of ICBC for undertaking and management. The borrower agrees to this, and the lender does not need to obtain the borrower's consent for the above actions. Other branches of Industrial and Commercial Bank of China that undertake the rights and obligations of the lender have the right to exercise all rights under this contract, and have the right to file a lawsuit, submit for arbitration or apply for compulsory enforcement in the name of the institution for disputes under this contract.

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Article 14 Effectiveness, Amendment and Termination

14.1 This contract shall come into effect from the date of affixing the official seal or contract specific seal, and shall terminate on the date when the borrower fulfills all obligations under this contract.

14.2 Any changes to this contract shall be agreed upon by all parties through consultation and made in writing. Any changes to the terms or agreements shall constitute a part of this contract and shall have the same legal effect as this contract. Except for the modified parts, the remaining parts of this contract remain valid, and the original terms remain valid until the modified parts take effect.

14.3 The amendment and termination of this contract shall not affect the rights of the contracting parties to claim compensation for losses. The termination of this contract shall not affect the validity of the dispute resolution clauses.

Article 15 Application of Law and Dispute Resolution

The formation, validity, interpretation, performance, and dispute resolution of this contract shall be governed by the laws of the People's Republic of China. Any disputes or controversies arising from or related to this contract shall be resolved through consultation between the parties. If consultation fails, they shall be resolved in accordance with the provisions of this contract.

Article 16 Confirmation of Delivery Address for Litigation/Arbitration Documents

16.1 The borrower confirms that the address recorded on the first page of this contract shall be used as the delivery address for litigation/arbitration documents related to disputes under this contract. Litigation/arbitration documents include but are not limited to subpoenas, notices of hearing, judgments, rulings, mediation agreements, notices of performance deadlines, etc.

16.2 The borrower agrees that the arbitration institution or court may use the fax or email recorded on the first page of this contract to deliver arbitration/litigation documents.

16.3 The above service agreement applies to all stages of arbitration and litigation proceedings, including first instance, second instance, retrial, and enforcement. For the above delivery address, the arbitration institution or court may directly mail it for delivery.

16.4 The borrower shall ensure the authenticity and validity of the address, contact person, fax, email and other information recorded in this contract. If there are any changes to the relevant information, the borrower shall promptly notify the lender in writing. Otherwise, the delivery made according to the original address information shall still be valid, and the borrower shall bear the legal consequences arising therefrom.

Article 17 Complete Contract

The first part "Basic Agreements" and the second part "Specific Terms" of this contract together constitute a complete "Working Capital Loan Agreement", and the same words in both parts have the same meaning. The borrower's loan is subject to the joint constraints of the above two parts.

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Article 18 Notice

18.1 All notices to be given by both parties under this contract shall be in writing. Unless otherwise agreed, both parties designate the domicile specified in this contract as their communication and contact address. If either party's mailing address or other contact information changes, they shall promptly notify the other party in writing.

18.2 If either party to this contract refuses to sign or encounters other situations where delivery cannot be made, the notifying party may use notarization or public announcement to deliver.

Article 19 Special provisions on value-added tax

19.1 The interest and fees paid by the borrower to the lender under this contract are inclusive of tax.

19.2 If the borrower requests the lender to issue a value-added tax invoice, they should first register the information with the lender, including the borrower's full name, taxpayer identification number or social credit code, address, telephone number, bank account and account number. The borrower shall ensure that the relevant information provided to the lender is true, accurate, and complete, and provide relevant supporting materials as requested by the lender. Specific requirements shall be announced by the lender through branch notifications or website announcements.

19.3 If the borrower receives the VAT invoice on its own, it shall provide the lender with a power of attorney stamped with the seal, designate the recipient, and specify the recipient's ID number number and other information. The designated recipient shall receive the VAT invoice with the original ID card; If there is a change in the designated recipient, the borrower shall issue a new authorization letter stamped with the seal to the lender. If the borrower chooses to collect value-added tax invoices by mail, they should also provide accurate and deliverable mailing information; If there is any change in the mailing information, the lender should be notified in writing in a timely manner.

19.4 If the lender is unable to issue value-added tax invoices in a timely manner due to force majeure such as natural disasters, government actions, social abnormal events, or tax authority reasons, the lender has the right to delay invoicing and shall not bear any responsibility.

19.5 If the value-added tax invoice is lost, damaged, or overdue due to reasons other than the lender's fault, resulting in the borrower being unable to receive the corresponding copy of the value-added tax invoice or being unable to offset the overdue amount, the lender shall not be responsible for compensating the borrower for any related economic losses.

19.6 In the event of sales returns, suspension of taxable services, incorrect invoicing, inability to authenticate deduction and invoice copies, etc., it is necessary to issue a value-added tax special invoice in red. According to relevant laws, regulations, and policy documents, if the borrower needs to submit the "Information Form for Issuing Red Value Added Tax Special Invoices" to the tax authority, the borrower should submit the "Information Form for Issuing Red Value Added Tax Special Invoices" to the tax authority. After the tax authority reviews and notifies the lender, the lender will issue a red value added tax special invoice.

19.7 During the performance of the contract, in the event of a national tax rate adjustment, the lender has the right to adjust the price agreed upon in this contract based on the change in national tax rate.

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Article 20 Other

20.1 If the lender fails to exercise, partially exercises or delays in exercising any right under this contract, it shall not constitute a waiver or change of such right or other right, nor shall it affect its further exercise of such right or other right.

20.2 The invalidity or unenforceability of any provision of this contract shall not affect the validity and enforceability of other provisions, nor shall it affect the validity of the entire contract.

20.3 The terms "related party", "related party relationship", "related party transaction", "individual major investor", "key management personnel" and other terms mentioned in this contract have the same meaning as those in the "Enterprise Accounting Standards No. 36- Disclosure of Related Parties" (Finance and Accounting [2006] No. 3) issued by the Ministry of Finance and subsequent revisions to this standard.

20.4 The environmental and social risks referred to in this contract refer to the hazards and related risks that the borrower and its important affiliates may bring to the environment and society in their construction, production, and business activities, including environmental and social issues related to energy consumption, pollution, land, health, safety, resettlement, ecological protection, climate change, etc.

20.5 The lender shall prepare and retain the documents and vouchers related to the loan under this contract in accordance with its business rules, which shall constitute valid evidence to prove the creditor debtor relationship between the borrower and the lender, and shall be binding on the borrower.

20.6 During the validity period of this contract, if any laws, regulations, national policies, or regulatory provisions are promulgated or modified that prevent the lender from continuing to perform this contract or any part of its terms, the lender has the right to cancel the outstanding loan and take other measures deemed necessary by the lender in accordance with relevant regulations.

20.7 In this contract, any reference to this contract shall include modifications or supplements to this contract; ⑵ The title of the clause is for reference only and does not constitute any interpretation of this contract, nor does it limit the content and scope under the title.

Both parties confirm that they have fully negotiated all terms of this contract. The lender has reminded the borrower to pay special attention to all terms related to the rights and obligations of both parties, to have a comprehensive and accurate understanding of them, and has provided explanations and clarifications on the relevant terms as requested by the borrower. The borrower has carefully read and fully understood all the terms of the contract (including the first part "Basic Agreement" and the second part "Specific Terms"), and both parties have a completely consistent understanding of the terms of this contract and have no objections to the content of the contract.

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Lender (seal): Industrial and Commercial Bank of China Limited Shanghai Zhangjiang Technology Branch

Date：	Year	Month	Day

Borrower (seal):

Date：	Year	Month	Day

I, as the legal representative/authorized representative of the borrower, hereby confirm that the borrower has borrowed money from the lender in accordance with the provisions of this contract and the seal used on this contract is genuine and valid, and has completed all necessary procedures for the loan.

Borrower's legal representative/authorized representative (signature):

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